                                                             EXHIBIT NO. 99.9(b)




                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND
              500 Boylston Street o Boston o Massachusetts o 02116
                                (617) o 954-5000



                                                     January 1, 1997




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

     This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

     Please indicate your acceptance of the foregoing by signing below.

                                                     Sincerely,

                                                     MASSACHUSETTS INVESTORS
                                                     GROWTH STOCK FUND




                                                     By:   W. THOMAS LONDON
                                                           -------------------
                                                           W. Thomas London
                                                           Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:    JOSEPH W. DELLO RUSSO
       ---------------------
       Joseph W. Dello Russo
       Treasurer

                                                       ATTACHMENT 1
                                                       January 1, 1997


                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
           AND MASSACHUSETTS INVESTORS GROWTH STOCK FUND (the "Fund")


The fees to be paid by the Fund on behalf of its series with respect to all shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be 0.13% of the average daily net assets of the Fund.